Exhibit 99(1)
                                                                    Page 1 of 1
                                CTG RESOURCES, INC.
                            Annual Report on Form 10-K
                                   Exhibit Index

                       Fiscal Year Ended September 30, 1998

                                                                  Document
         Item                     Description                    Description
     ------------                 -----------                   ------------

       99(1)      Exhibit Index                                    Ex-99.1

      10(55)      Asset Purchase Agreement by and among The        Ex-10.55
                  Hartford Steam Company, CCF-1, Inc. and
                  Kenetech Facilities Management, Inc.

      10(56)      Assignment and Consent by and among The          Ex-10.56
                  Hartford Steam Company, CCF-1, Inc. and
                  The Connecticut Light and Power Company

      10(61)      Reimbursement Agreement (Including               Ex-10.61
                  Irrevocable Letter of Credit) between The
                  Energy Network, Inc. and Fleet National
                  Bank

      10(63)      Note Purchase Agreement between The Energy       Ex-10.63
                  Network, Inc. and Metropolitan Life
                  Insurance Company
      10(73)      First Amendment to the Forward Equity            Ex-10.73
                  Purchase Agreement between CTG Resources,
                  Inc. and The Energy Network, Inc.

      11          Computation of Consolidated Primary and          Ex-11
                  Fully Diluted Earnings Per Share

      21          Subsidiaries of the Registrant                   Ex-21

      23          Consent of Independent Public Accountants        Ex-23

      24          Power of Attorney                                Ex-24

      27          Financial Data Schedule                          Ex-27


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